Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AnaptysBio, Inc.:

We consent to the use of our report dated March 1, 2023, with respect to the consolidated financial statements of AnaptysBio, Inc., incorporated herein by reference.

/s/ KPMG LLP
San Diego, California
March 1, 2023